Exhibit 99.1

Contacts:

Lawrence R. Samuels	Cecilia Wilkinson/Angie Yang
Senior Vice President, Chief Financial Officer	PondelWilkinson Inc.
UTi Worldwide Inc.	310.279.5980
310.604.3311	investor@pondel.com

UTi WORLDWIDE ANNOUNCES PRICING OF PUBLIC OFFERING OF SHARES FOR
UNISERV’S MONETIZATION TRANSACTIONS

Rancho Dominguez, California – December 17, 2004 – UTi Worldwide Inc. (NASDAQ NM: UTIW) (“UTi Worldwide”), an international, non-asset based global integrated logistics company, announced today the pricing at $65.00 per ordinary share of the previously announced underwritten offering of 5,743,000 UTi Worldwide ordinary shares in connection with monetization transactions being conducted by United Service Technologies Limited (“Uniserv”), UTi Worldwide’s largest shareholder. The underwriters have been granted an option to purchase up to 861,000 additional shares to cover over-allotments.

In connection with previously announced monetization transactions being conducted by Uniserv, the underwriters named below or their affiliates are publicly offering ordinary shares in registered underwritten and non-underwritten offerings. In connection with the monetization transactions, a total of 6,620,000 ordinary shares have been registered for sale, subject to an increase to 7,613,000 ordinary shares if the underwriters exercise their over-allotment option in full in the underwritten offering described above. UTi Worldwide will not receive any proceeds from the sale of the shares by the sellers, nor will the company issue any new ordinary shares in connection with the proposed offerings. Bear, Stearns & Co. Inc. and Credit Suisse First Boston LLC are serving as Joint Book-Running Managers for the underwritten offering.

In connection with the underwritten offering, affiliates of the underwriters anticipate borrowing ordinary shares from UTi shareholders and then selling those shares through the underwriters in the underwritten offering. Up to 4,403,057 shares are expected to be borrowed from share lenders affiliated with UTi Worldwide.

It is anticipated that the underwritten offering will close on or about December 22, 2004, subject to the satisfaction of closing conditions.

Copies of the prospectus supplement and prospectus relating to the underwritten offering can be obtained from Bear, Stearns & Co. Inc., 383 Madison Avenue, New York, New York 10179, and from Credit Suisse First Boston LLC, Prospectus Department, One Madison Avenue, Level 1B, New York, NY 10010, or by faxing a request to 212-325-8057.

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UTi Worldwide Inc.
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Following the underwritten offering, the affiliates of the underwriters expect to offer up to 877,000 additional ordinary shares in connection with the monetization transactions (or up to 1,009,000 shares if the underwriters exercise their over-allotment option in full). These additional shares will not be part of the underwritten offering but have been registered with the Securities and Exchange Commission. Over the same period when those affiliates sell the additional shares, they or their affiliates expect to purchase an equal number of ordinary shares in the open market.

This news release shall not constitute an offer to sell or the solicitation of any offer to buy, nor shall there be any sale of the ordinary shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Safe Harbor Statement

Certain statements in this news release may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The company intends that all such statements be subject to the “safe-harbor” provisions contained in those sections. Such statements may include, but are not limited to, the anticipated closing of the offering is subject to conditions, including conditions beyond the control of the company, the company’s discussion of Uniserv’s proposed monetization transactions, anticipated borrowings of shares by affiliates of the underwriters and other matters. Many important factors may cause the company’s actual results to differ materially from those discussed in any such forward-looking statements, including general economic and market conditions and other risks and uncertainties typically associated with transactions and offerings of this nature. Although UTi believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the results contemplated in forward-looking statements will be realized. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by UTi or any other person that UTi’s objectives or plans will be achieved. UTi undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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